EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

TheStreet, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222725) and Form S-8 (No. 333-189503, No. 333-145295 and No. 333-185023) of TheStreet, Inc. of our report dated March 15, 2019, except as it relates to Footnote 18 for which the date is March 21, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

March 21, 2019